Exhibit 99.1

PRESS RELEASE

Escalade Appoints Walter P. Glazer, Jr. as Chief Executive Officer and President

The Board of Directors of Escalade, Incorporated, is pleased to announce the appointment of Walter P. Glazer, Jr. as full-time Chief Executive Officer and President effective January 1, 2022. Mr. Glazer has been serving as interim Chief Executive Officer and President.

“The Escalade board has appreciated Walt's willingness to step in and serve as interim CEO since February of this year,” said Ned Williams, Escalade’s Lead Independent Director, “and we are pleased to have his leadership as we begin our 100th year in business!”

"I have been a shareholder since 1991 and board member for the past 6 years,” commented Walt Glazer. “Stepping into the interim role this year gave me a great appreciation for the complete Escalade organization. I'm energized and excited for the opportunity to work with our talented teams as they create value for our consumers, trade partners, communities, and shareholders. Escalade’s leading brands help families and friends have fun and create lasting memories while engaging in healthy activities."

Mr. Glazer joined the Escalade's Board of Directors in 2015 and was elected Chairman May 16, 2018.  In addition, Mr. Glazer founded Speedball Art Products Company, a manufacturer and worldwide distributor of fine art materials (1997-2021) and he founded Nandina Properties, building it to a portfolio of over 60 industrial properties comprising 2.5 million square feet (2008-2021). Earlier in his career he was Senior Vice President, Equity Research Group at Wheat First Securities (1996-1997), and Equity Securities Analyst and Director of Research, J.J.B. Hilliard, W.L. Lyons (1986-1995).   Mr. Glazer earned an MBA from the Darden School of Business, University of Virginia, and a BBA in Risk Management from the University of Georgia, and he is a Chartered Financial Analyst.

ABOUT ESCALADE INC

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment.  Our mission is to connect family, and friends, to creates memorable moments. Leaders in our respective categories, Escalade’s brands include Bear® Archery; STIGA® table tennis; Accudart®; RAVE Sports®; Victory Tailgate®; Onix® Pickleball; Goalrilla™; Lifeline® fitness products; Woodplay®; American Heritage Billiards®. Escalade’s products are available online and at leading retailers nationwide. For more information about Escalade’s many brands, history, financials, and governance please visit www.escaladeinc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.